                                  SCHEDULE 14A
                                (Rule 14a - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

  [ ]  Preliminary proxy statement.
  [ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
  [X]  Definitive proxy statement.
  [ ]  Definitive additional materials.
  [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            COMSTOCK RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

  [X]  No fee required.
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth  amount on which filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
  [ ]  Fee paid previously with preliminary materials.
  [ ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2)  and  identify  the filing for which the  offering  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     1)   Amount previously paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

[GRAPHIC OMITTED]

                            COMSTOCK RESOURCES, INC.
                  Notice of 2003 Annual Meeting of Stockholders
                               and Proxy Statement

                           Please Complete, Sign, Date
                         And Return Your Proxy Promptly

                                                     Monday, May 19, 2003
                                                     10:00 A.M.
                                                     Westin Stonebriar Resort
                                                     1549 Legacy Drive
                                                     Frisco, Texas 75034

[GRAPHIC OMITTED]

                            COMSTOCK RESOURCES, INC.
                            5300 TOWN and COUNTRY BLVD.
                                    SUITE 500
                               FRISCO, TEXAS 75034

April 22, 2003

Dear Comstock Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of
Comstock Resources, Inc. The meeting will be held at 10:00 a.m., local time, on
Monday, May 19, 2003, at the Westin Stonebriar Resort at 1549 Legacy Drive in
Frisco, Texas. Your board of directors and management look forward to greeting those of you who are able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement.

     o    You will find enclosed the Notice of Annual Meeting of Stockholders on the following page that identifies two proposals for your action.

     o    At the meeting we will present a report on Comstock's 2002 operating results and on other matters of interest to you.

     o    You will find enclosed our 2002 Annual Report, which includes our financial statements.

     Your vote is important. The board of directors appreciates and encourages stockholder participation in Comstock's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

     On behalf of the board of directors, thank you for your cooperation and continued support.

                                           Sincerely,

                                           /s/ M. JAY ALLISON

                                           M. Jay Allison
                                           Chairman of the Board and President

                            COMSTOCK RESOURCES, INC.

                           5300 Town and Country Blvd.
                                    Suite 500
                               Frisco, Texas 75034

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 19, 2003

     The 2003 Annual Meeting of Stockholders of Comstock Resources, Inc. will be held at the Westin Stonebriar Resort at 1549 Legacy Drive in Frisco, Texas, on
May 19, 2003 at 10:00 a.m., local time, for the following purposes:

     1.   To elect two Class C directors to serve a term of three years until their successors are duly elected and qualified; and

     2.   To transact such other business as may properly come before the meeting and any adjournments thereof.

     You must be a stockholder of record at the close of business on April 16,
2003 to be entitled to vote at the annual meeting.

     Your participation in Comstock's affairs is important. Our officers will be present to respond to questions from shareholders. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy card and return to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of future solicitation.

                                       By Order of the Board of Directors,

                                       /s/ ROLAND O. BURNS

                                       Roland O. Burns
                                       Secretary

April 22, 2003

                                    IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU
ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                            COMSTOCK RESOURCES, INC.
                     5300 Town and Country Blvd., Suite 500
                               Frisco, Texas 75034

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 19, 2003

                                  INTRODUCTION

     Our board of directors is soliciting your proxy to encourage your participation in the voted at the annual meeting and to obtain your support on the proposal being voting on. You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. Our principal executive offices are located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

This Proxy Solicitation

     There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are first sending the notice, this proxy statement, and the proxy card on or about April
22, 2003 to all shareholders entitled to vote.

     This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote.
It is divided into five sections following this Introduction:

     o    "Voting," page 2.

     o    "Common Stock Ownership," page 3.

     o    "Proposals to be Voted Upon," page 4.

     o    "Our Meetings and Committees," page 5.

     o    "Executive Compensation," page 8.

     For your reference, a table showing the performance of our common stock over the past five years is included on page 12.

     We are soliciting and will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained American Stock Transfer
& Trust Company to assist in distributing proxy solicitation materials. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

The Annual Meeting

     The annual meeting will be held on Monday, May 19, 2003 at the Westin
Stonebriar Resort in Frisco, Texas beginning at 10:00 a.m. A quorum of shareholders is necessary to hold a valid meeting. A majority of our common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.

     Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on other matters because he does not have the authority to do so. Abstentions and broker non-votes will not be counted when tabulating the votes cast on the election of the directors.

                                        1

Stockholder Proposals

     There were no stockholder proposals submitted for the 2003 annual meeting.
To be timely considered,under applicable SEC rules, for presentation at the 2004
Annual Meeting of the stockholders and to be included in the related proxy statement and form of proxy, our Secretary must receive stockholder proposals at our principal executive offices no later than December 26, 2003.

Stockholders

     On April 16, 2003, we had 28,994,561 issued and outstanding shares of common stock, held by approximately 7,500 beneficial stockholders. Such shares are eligible to vote at the annual meeting. In addition, there are 1,757,310 shares of our Series A 1999 Convertible Preferred Stock outstanding which are entitled to vote, as a single class with the common stock on an as converted basis, the equivalent of 4,393,275 shares of common stock. Accordingly, the aggregate number of shares entitled to vote at the meeting is 33,387,836.

     You are entitled to one vote at the annual meeting for each share of our common stock that you owned of record at the close of business on April 16,
2003. The number of shares you own (and may vote) is listed on the enclosed proxy card.

                                     VOTING

How to Vote Your Shares

     You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete, sign, date and return the enclosed proxy card.

     The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The board of directors has appointed M. Jay Allison and Roland O. Burns to serve as the proxies for the annual meeting.

     Your proxy will be valid only if you sign, date and return it so that it is received before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for"
the election of both nominated directors. If any nominee for election to the board of directors is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

     You may revoke your proxy at any time before it is exercised by any of the following means:

     o    Notifying our Corporate Secretary in writing of such revocation;

     o    Submitting a properly completed and later dated proxy; or

     o    Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares.

Where to Find Voting Results

     We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of 2003, which we intend to file with the Securities and
Exchange Commission in August 2003.

                                        2

                             COMMON STOCK OWNERSHIP

     The following table sets forth stockholder information as of April 16, 2003 for persons known to us to be large stockholders (5% or more), directors or executive officers. Ownership of our common stock is shown in terms of
"beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by our executive officers include shares that they have the right to acquire by exercising options on or before June 15, 2003. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of our common stock outstanding on April 16, 2003 (28,994,561 shares), plus shares that can be acquired by such person by exercising options on or before June 15, 2003 and shares issuable upon conversion of our Series A
1999 Convertible Preferred Stock.

                                                           Shares Beneficially Owned
                                                          --------------------------
                   Name (1)                                Number (2)       Percent
-------------------------------------------------         -----------     ----------
M. Jay Allison                                             2,277,204          7.4%
       President, Chief Executive Officer and
       Chairman of the Board of Directors
Roland O. Burns                                              597,522          2.0%
       Director, Senior Vice President, Chief
       Financial Officer, Secretary and Treasurer
Mack D. Good                                                  40,000           *
       Vice President of Operations
David K. Lockett                                              32,336           *
       Director
Cecil E. Martin, Jr                                           97,700           *
       Director
Stephen E. Neukom                                             42,150           *
       Vice President of Marketing
Richard G. Powers                                            126,500           *
       Vice President of Land
Daniel K. Presley                                             72,851           *
       Vice President of Accounting
David W. Sledge                                               74,864           *
       Director
Michael W. Taylor                                            159,250           *
       Vice President of Corporate Development
All Executive Officers and
         Directors as a Group (10 Persons)                 3,520,377         11.0%
Barclays Global Investors, NA                              1,538,394(3)       5.3%
       45 Fremont Street
       San Francisco, California 94105
Becker Capital Management                                  1,754,600(3)       6.1%
       1211 SW Fifth Avenue, Suite 2185
       Portland, Oregon 97204
Compression, Inc.                                          2,791,450(3)       9.6%
       Two West Second Street
       Tulsa, Oklahoma 74103
Dimensional Fund Advisors Inc.                             2,041,125(3)       7.0%
       1299 Ocean Avenue, 11th Floor
       Santa Monica, California 90401
Trust Company of the West                                  4,393,275(4)      13.2%
       865 South Figueroa, Suite 1800
       Los Angeles, California 90017

 * Indicates less than one percent.
     (1)  Unless otherwise noted, the address of each beneficial owner is c/o
          Comstock Resources, Inc., 5300 Town and Country Blvd. Suite 500,
          Frisco, Texas 75034.
     (2)  Includes shares issuable pursuant to stock options which are presently exercisable or exercisable within 60 days of April 16, 2003 in the following amounts: Mr. Allison-1,900,000 shares; Mr. Burns-483,750 shares; Mr. Good-40,000 shares; Mr. Lockett -30,000 shares; Mr. Martin
          -50,000 shares; Mr. Neukom-42,150 shares; Mr. Powers-126,500 shares;
          Mr. Presley-71,500 shares Mr. Sledge-40,000 shares; Mr. Taylor-159,250 shares; and all executive officers and directors-2,943,150 shares.
     (3)  Based on Schedule 13-D or 13-G filings.
     (4)  Represents shares issuable upon conversion of shares of Series A 1999
          Convertible Preferred Stock. Trust Company of the West or an affiliate thereof acts as investment manager or in a similar capacity for certain funds and institutions which hold the shares of preferred stock.

                                        3

                           PROPOSALS TO BE VOTED UPON

(1)  Election of Directors

     On the agenda for the annual meeting will be the election of two Class C directors to serve a term of three years beginning at this annual meeting. The nominees receiving the greatest number of votes cast will be elected. So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker-non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director. Our board of directors presently consists of five members comprised of three classes (Class A, B and C). Directors are elected in classes to serve terms of three years. The Class C directors, whose terms expire at the annual meeting, are Roland O. Burns and David K. Lockett. The Class B
directors, whose terms expire in 2005, are M. Jay Allison and David W. Sledge.
The Class A director, whose term expires in 2004, is Cecil E. Martin, Jr.

     The board of directors has nominated Roland O. Burns and David K. Lockett for re-election to the board of directors.

                          Nominees for Three-Year Terms

ROLAND O. BURNS, (43) Director, Senior Vice President, Chief Financial Officer,
     Secretary and Treasurer
     Mr. Burns has been one of our directors since 1999, and has been our Senior
Vice President since 1994, our Chief Financial Officer and Treasurer since 1990 and our Secretary since 1991. From 1982 to 1989, he was employed by the public accounting firm, Arthur Andersen LLP. During his tenure with Arthur Andersen,
Mr. Burns worked primarily in the firm's oil and gas audit practice. Mr. Burns received B.A. and M.A. degrees from the University of Mississippi in 1982 and is a Certified Public Accountant.

DAVID K. LOCKETT, (48) Director
     Mr. Lockett was appointed to our board of directors in 2001. Mr. Lockett is currently a Vice President of Dell Computer Corp. and heads up Dell's Small and
Medium Business group. Mr. Lockett has been employed by Dell Computer Corp. for the last ten years and has spent the past twenty-five years in the technology industry. Mr. Lockett received a B.B.A. degree from Texas A&M University in
1976.

                         Directors Continuing in Office

M. JAY ALLISON, (47) President, Chief Executive Officer and Chairman of the
Board of Directors
     Mr. Allison has been one of our directors since 1987, and our President and
Chief Executive Officer since 1988. Mr. Allison was elected Chairman of our board of directors in 1997. From 1987 to 1988, Mr. Allison served as our Vice
President and Secretary. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas. In 1983,
Mr. Allison co-founded a private independent oil and gas company, Midwood
Petroleum, Inc., which was active in the acquisition and development of oil and gas properties from 1983 to 1987. He received B.B.A., M.S. and J.D. degrees from
Baylor University in 1978, 1980 and 1981, respectively. Mr. Allison currently serves on the Board of Regents for Baylor University.

CECIL E. MARTIN, JR., (61) Director
     Mr. Martin has been one of our directors since 1988. Mr. Martin has been an independent commercial real estate developer since 1991. From 1973 to 1991 he served as Chairman of a public accounting firm in Richmond, Virginia. Mr. Martin holds a B.B.A. degree from Old Dominion University and is a Certified Public
Accountant.

                                        4

DAVID W. SLEDGE, (46) Director
     Mr. Sledge was elected to our board of directors in 1996. Since 1996, he has been investing in oil and gas exploration activities. Mr. Sledge served as
President of Gene Sledge Drilling Corporation, a privately held contract drilling company based in Midland, Texas until its sale in October 1996. Mr.
Sledge served Gene Sledge Drilling Corporation in various capacities from 1979 to 1996. Mr. Sledge is a past director of the International Association of
Drilling Contractors and is a past chairman of the Permian Basin chapter of this association. He received a B.B.A. degree from Baylor University in 1979.

     There are no family relationships among any of our officers or directors.

     The board of directors recommends that you vote for the re-election of
Messrs. Burns and Lockett.

2.   Other Matters

     Neither Comstock nor its directors intend to bring before the annual meeting any matters other than the election of the two Class C directors.

     KPMG LLP served as our independent public accountants for 2002. The audit committee has not made a determination regarding the selection of our independent public accountants for 2003 which can be submitted for approval by our stockholders. A representative of KPMG is expected to attend the annual meeting and have the opportunity to make a statement if he desires to do so and be available to answer your questions.

                           OUR MEETINGS AND COMMITTEES

     During 2002, our board of directors held six meetings and took action by written consent five times. All of the directors attended all of their board and committee meetings. The board of directors has four standing committees: the executive committee, the audit committee, the nominating committee and the compensation committee. The executive committee is empowered to take action when the board of directors is unable to meet and is comprised of M. Jay Allison,
Roland O. Burns and Cecil E. Martin, Jr. The audit committee, compensation committee and nominating committee are comprised entirely of the three outside directors. If you desire to nominate a director, you should forward your nomination to our Corporate Secretary.

The Audit Committee

     The primary responsibility of the audit committee is to assist the board of directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of Comstock. The audit committee is composed of independent directors within the meaning of applicable
New York Stock Exchange rules, as amended, and operates under a written charter adopted and approved by the board of directors on May 16, 2000, which was attached to our 2001 proxy statement as Exhibit B. During the fiscal year 2002, the audit committee held five meetings and was composed of Cecil E. Martin, Jr., as chairman, David K. Lockett and David W. Sledge.

     Our audit committee annually considers and recommends to our board of directors the selection of our independent public accountants. As recommended by the audit committee, on April 22, 2002, the board of directors decided to no longer engage Arthur Andersen LLP as our independent public accountants and engaged KPMG LLP to serve as our independent public accountants for 2002. Arthur
Andersen LLP's reports on our consolidated financial statements for 2000 and
2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal years 2001 and 2002 and through the date of their appointment, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and

                                        5

there were no reportable events, as listed in Item 304 (a) (l) (v) of Regulation
S-K. During fiscal years 2001 and 2002 and through April 22, 2002, we did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a) (2) (i) and (ii) of
Regulation S-K.

                          Report of the Audit Committee

     The audit committee has reviewed and discussed with our management our audited financial statements as of and for the fiscal year ended December 31,
2002. The audit committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,
Communication with Audit Committees, as amended. The audit committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, Independence
Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm's independence.

     Based on the review and discussions referred to in the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended
December 31, 2002 for filing with the Securities and Exchange Commission.

     The audit committee has reviewed the relationship between Comstock and KPMG in 2002. The aggregate fees billed for professional services rendered by KPMG in
2002, including fees for KPMG's reaudit of the 2000 and 2001 financial statements previously audited by Arthur Andersen LLP, are as follows:

                          Financial Information Systems
    Audit Fees            Design and Implementation Fees       All Other Fees(1)
----------------          ------------------------------       -----------------
     $281,434                        $ -                           $22,175
_________

     (1) Services provided include income tax return preparation and registration statement review.

     The audit committee has determined that the services rendered by KPMG are compatible with maintaining KPMG's independence.

                                         The Audit Committee
                                              Cecil E. Martin, Jr., Chairman
                                              David K. Lockett
                                              David W. Sledge
Compensation Committee

    The duties of the compensation committee are generally:

     o    To recommend to the board of directors the remuneration arrangements for executive officers and directors;
     o    To recommend to the board of directors compensation plans in which officers or directors are eligible to participate; and
     o    To grant awards under our 1999 Long-term Incentive Plan.

     See page 10 for the Compensation Committee Report on Executive
Compensation.

     During the fiscal year 2002, the compensation committee held two meetings and was composed of Mr. Sledge, as chairman, and Messrs. Lockett and Martin.

                                        6

Nominating Committee

     The primary duties of the nominating committee are to assist the board of directors in identifying and evaluating candidates for members on our board of directors and to nominate candidates for election to our board of directors.
During 2002, the nominating committee consisted of Mr. Lockett as chairman, and
Messrs. Martin and Sledge. The nominating committee will consider nominees recommended by our stockholders. Any stockholder wishing to nominate a candidate for director should send a cover letter providing the address, phone number and resume of the nominee to our principal executive offices, to the attention of the nominating committee.

Corporate Governance Matters

     In response to certain corporate scandals, Congress passed the
Sarbanes-Oxley Act of 2002 late last year which addressed a broad spectrum of issues dealing with corporate governance matters. The SEC and the New York Stock
Exchange have also enacted proposed, and in some cases, final, rules which implement the provisions of the Sarbanes-Oxley Act and also enact certain other new corporate governance regulations. We are continually monitoring these rules and developments and intend to take such actions and adjust our corporate governance structure to the extent needed in order to fully comply with all laws, as well as SEC and NYSE rules when they become applicable to us.

Director Compensation

     In 2002, our non-employee directors received directors' fees of $30,000 per year, plus an additional $5,000 for committee chairman. Beginning on January 1,
2003, the directors' retainer was increased to $40,000. In addition, the chairmen of committees receive an additional retainer as follows: audit -
$25,000, compensation - $10,000 and nominating - $5,000. Certain of our directors elected to receive shares of our common stock for payment of their directors fees in 2002. Each director also receives an option to purchase 20,000 shares of common stock when the director is initially elected or appointed to the board of directors and receives an option grant each year at the annual meeting to purchase an additional 10,000 shares of common stock. In addition, we reimburse our directors for expenses, including travel, they incur in connection with attending board or committee meetings. We also paid Cecil E. Martin, Jr.
$35,000 in 2002 for additional services provided to us under a consulting agreement. This agreement was terminated effective December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file reports with the Securities and Exchange Commission and to provide copies to us of ownership. The Securities Exchange Commission regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based upon a review of these records and amendments thereto, all of these filing requirements for 2002 were timely met.

                                        7

                             EXECUTIVE COMPENSATION

     This section provides summary information regarding the compensation of M.
Jay Allison, our Chairman of the Board of Directors, President and Chief
Executive Officer, and our four most highly compensated officers other than Mr.
Allison: Roland O. Burns, our Senior Vice President, Chief Financial Officer,
Secretary and Treasurer; Mack D. Good, our Vice President of Operations; Richard
G. Powers, our Vice President of Land; and Michael W. Taylor, our Vice President
of Corporate Development.

     Messrs. Allison, Burns, Good, Powers and Taylor had their salaries reviewed and established in 2002 for 2003. This is consistent with our compensation principles for executive officers which is described in more detail in the
Compensation Committee's Report on Executive Compensation on page 11. In 2003,
Messrs. Allison, Burns, Good, Powers and Taylor received cash bonuses for their performance in 2002. In 2002, the Company awarded 234,250 options to purchase common stock to these executive officers and awarded restricted stock grants to
Messrs. Allison and Burns for a total of 56,250 shares. The executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees.

     The following table sets forth certain information regarding compensation earned during each of our last three fiscal years by Mr. Allison, our Chief
Executive Officer, and our four other highest paid executive officers (these persons are referred to as our "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term Compensation
                                                                                          -----------------------
                                                                                           Restricted     Stock
                                 Annual Compensation ($)          All Other        Stock       Option
                              ---------------------------------
Name and Principal Position    Year      Salary     Bonus    Other (1)(2) Compensation (3) Awards ($) (4)Awards (#)
----------------------------- -----     --------   -------- ------------ ---------------  ------------  ---------

M. Jay Allison,                2002     $324,000   $981,750      $21,707         $60,700      $414,000    135,000
  President and Chief          2001      300,000    890,000       38,799          56,500       288,900    260,000
  Executive Officer            2000      270,000    830,000       38,707        -              399,375    135,000

Roland O. Burns,               2002     $190,000   $399,000      $10,685         $26,000      $103,500     33,750
  Senior Vice President and    2001      172,500    330,000       15,805          23,125        72,225     66,250
  Chief Financial Officer      2000      155,000    290,000       15,147        -               99,844     33,750

Mack D. Good,                  2002     $150,000   $157,500       $6,000         $14,250       -           25,000
  Vice President of Operations 2001      130,000    135,000        6,000          12,750       -           25,000
                               2000      115,000    125,000        4,938        -              -           25,000

Richard G. Powers,             2002     $143,000   $126,000       $6,000         $12,150       -           18,000
  Vice President of Land       2001      131,000    100,000        6,000          11,050       -           28,000
                               2000      120,500     90,000        5,045        -              -           18,000

Michael W. Taylor,             2002     $155,000   $147,000       $6,000         $14,500       -           22,500
  Vice President of            2001      140,000    135,000        6,000          13,250       -           22,500
  Corporate Development        2000      132,500    125,000        5,100        -              -           22,500

(1)  The value of all perquisites provided to each executive officer by us did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for the year.
(2)  Other compensation includes matching contributions under our 401(k) profit sharing plan and the present value of interest free loans of the amounts paid by us for premiums under split-dollar life insurance arrangements for
     Mr. Allison of $15,707, $32,799, and $ 33,607 in 2002, 2001 and 2000,
     respectively, and for Mr. Burns of $4,685, $9,805 and $10,047 in 2002, 2001
     and 2000, respectively. Our split dollar insurance program is designed for us to recover our aggregate premium cost.
(3)  This amount represents life insurance policy premiums paid by us for the benefit of our executive officers pursuant to our Executive Life Insurance
     Plan. Participants in this plan will receive an interest in any cash surrender value under the insurance policy and may receive the full dollar value of the remainder of the premiums paid by us.
(4)  Restricted stock grants for 45,000 shares were made in each year to Mr.
     Allison and restricted stock grants for 11,250 shares were made in each year to Mr. Burns. Such grants vest four years after the award date.

                                        8

     The following table sets forth certain information regarding stock options granted during 2002 to our named executive officers.

                                  OPTION GRANTS

                                                                           Potential Realizable
                                                                                  Value
                                                                             At Assumed Annual
                     Number of    Percent of                                Rates of Stock Price
                    Securities  Total Options                                Appreciation for
                    Underlying   Granted to    Exercise or                     Option Term
                     Options    Employees in   Base Price    Expiration   ------------------------
   Name              Granted     Fiscal Year    Per Share       Date          5%          10%
----------------    ----------   -----------   ----------    ----------   ---------   -----------
M. Jay Allison       135,000        49%          $9.20        01-01-09    $422,399     $958,279

Roland O. Burns       33,750        12%          $9.20        01-01-09     105,600      239,570

Mack D. Good          25,000         9%          $9.20        01-01-09      78,222      177,459

Richard G. Powers     18,000         7%          $9.20        01-01-09      56,320      127,771

Michael W. Taylor     22,500         8%          $9.20        01-01-09      70,400      159,713

     The following table sets forth certain information with respect to the value of our named executive officers' option exercises in 2002 and unexercised options at December 31, 2002.

                    OPTION EXERCISES/OPTIONS HELD AT YEAR END

                                                  Number of Securities           Value of Unexercised
                                                Underlying Unexercised          In-the-Money Options
                      Shares                   Options at Fiscal Year End        at Fiscal Year End(1)
                    Acquired on    Value      ---------------------------   ----------------------------
    Name             Exercise     Received    Exercisable  Unexercisable    Exercisable    Unexercisable
---------------     -----------  ----------   -----------  --------------   -----------    ------------

M. Jay Allison        160,000     $813,105     1,970,000       540,000       $3,887,575     $1,186,650

Roland O. Burns        50,000      254,140       483,750       135,000          916,956        296,663

Mack D. Good            6,000       31,604        40,000        89,500          216,600        162,893

Richard G. Powers       9,500       49,953       126,500        72,000          335,741        158,220

Michael W. Taylor      34,125      173,860       159,250        90,000          131,314        197,775
________________

(1)  The last sale price for a share of Common Stock as reported by the New York
     Stock Exchange on December 31, 2002 was $9.29 and the exercise prices of the options in this table ranged from $3.44 to $12.38 per share.

Employment Agreements

     Effective June 1, 2002, we entered into employment agreements with M. Jay
Allison, our President and Chief Executive Officer, and Roland O. Burns, our
Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Under
the agreements, we have agreed to employ each of Messrs. Allison and Burns for a term of three years. As of each anniversary of the agreements, the agreements will automatically be extended for an additional year, so that the remaining term of the agreements will be three years as of each June 1. The agreements provide that the base salary for Messrs. Allison and Burns will be no less than
$345,000 and $202,000, respectively. Each of the agreements provides for the payment of severance benefits if the employee is terminated without cause, in an amount equal to 150% of his salary and bonus for the fiscal year, plus continued
medical benefits for 18 months. If there is a change of control of Comstock and the executive terminates employment within six months thereafter (or is terminated by Comstock without cause at any time thereafter), the severance benefit payable to the employee is 300% of his salary and highest annual bonus.

                                        9

Supplemental Executive Retirement Plan.

     During 2001, we adopted a supplemental retirement plan called the Executive
Life Insurance Plan. The purpose of the Plan is to provide supplemental retirement benefits to all of our executive officers. Under this plan, we contribute five percent (5%) of each participant's annual compensation to purchase a variable universal life insurance policy. During employment, the participants may designate a beneficiary to receive payment of the death benefit
(reduced by the amount of the premiums paid by us, which are repaid to us), but have no rights of ownership in the policy. Upon a participant's retirement on or after January 1, 2006, or upon a change of control of Comstock, the policy will be transferred to the participant.

             Compensation Committee Report on Executive Compensation

     The compensation committee of the board of directors has oversight over our executive compensation program and approves the base salaries and incentive bonuses of our executive officers. The compensation committee is also responsible for oversight of the administration of the 1999 Long-term Incentive
Plan. In 2002, the compensation committee was composed of David W. Sledge, as chairman, David K. Lockett and Cecil E. Martin, Jr.

Executive Compensation - Philosophy and Program Components

     Our philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to our success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of our executive compensation are: base salary, cash bonuses and stock-based incentives. Stock options and restricted stock grants are made available to key employees under the 1999 Long-term Incentive Plan. Executives also participate in certain benefit plans available to all salaried employees.
We believe that a significant portion of our executive officers' compensation should be linked to our stock's performance and, in keeping with that objective, a substantial portion of the compensation package is comprised of stock options and restricted stock grants. Comstock's strategic and operating financial results in 2002 exceeded the board of directors' goals for the year. In view of these results the compensation committee believes the compensation paid to our executive officers in 2002 was appropriate.

Base Salary

     In 2002, base salaries for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account among other things, the individual's initiative, contributions to
Comstock's overall performance, managerial ability and handling of special projects. These same factors are applied by the President, with the assistance of the executive officers, to establish base salaries for other key management employees. Base salaries for executive officers generally are reviewed annually for possible adjustment, but are not necessarily changed that often. The compensation committee also uses industry comparisons to ensure that the base salaries for the executive officers remain competitive in keeping with the objective of retaining key members of management.

Bonuses

     In 2002, the compensation committee approved cash bonuses for key employees based on Comstock's performance during 2002. The compensation committee reviewed the 2002 bonus awards to the employees that were recommended by our President and approved them without change.

                                       10

Incentive Plan

     In June 1999, Comstock adopted the 1999 Long-term Incentive Plan which was approved by our stockholders. The purpose of the 1999 Long-term Incentive Plan is to provide financial incentives to our key employees to promote our long-term growth and financial success by:

     o    attracting and retaining key executive and managerial employees;
     o    motivating participating employees, by means of appropriate incentives, to achieve long-range goals;
     o    attracting and retaining well-qualified individuals to serve as members of our board of directors;
     o    providing incentive compensation opportunities which are competitive with those of other public corporations; and
     o    further identifying the participants' interests with those of our other stockholders through compensation alternatives based on our common stock.

     The compensation committee administers the 1999 Long-term Incentive Plan and makes grants under this plan. Awards under the 1999 Long-term Incentive Plan can consist of incentive stock options and non-qualified stock options as well as restricted stock grants.

     The compensation committee granted non-qualified stock options covering
273,750 shares to employees in 2002, including executive officers, under the
1999 Long-term Incentive Plan. As provided in the 1999 Long- term Incentive
Plan, options covering 30,000 shares were granted to non-employee directors.
Recipients exercised options covering a total of 313,875 shares in 2002. The compensation committee also made grants of restricted common stock in 2002 for
56,250 shares. Such shares will not vest until July 1, 2007.

Other Compensation

     At various times in the past, we have adopted certain broad-based employee benefit plans in which the senior executive officers and other key management employees have been permitted to participate, including the employees' 401(k)
profit-sharing plan and the life, disability, and health insurance benefit plans available to all salaried employees. Other than with respect to common stock held as an investment option under the 401(k) profit-sharing plan, benefits under these plans are not directly or indirectly tied to our performance.

Chief Executive Officer Compensation

     For his performance in 2002, a cash bonus was paid to Mr. Allison. As with all executive officers, Mr. Allison's bonus compensation is linked to individual performance and our corporate performance. Mr. Allison was also awarded options to purchase 135,000 shares at the then current market price and restricted stock grants for 45,000 shares.

$1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions. Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value.
Where it is consistent with the compensation philosophy, the compensation committee will also attempt to structure compensation programs that are tax-advantageous to us. At the annual meeting in 2001, the shareholders approved an amendment to the 1999 Long-term Incentive Plan that permits us to award stock options that may qualify as "performance based compensation".

                                The Compensation Committee
                                         David W. Sledge, Chairman
                                         David K. Lockett
                                         Cecil E. Martin, Jr.

                                       11

                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock during the five years ended
December 31, 2002 with the cumulative return on the New York Stock Exchange
Index and an index composed of all publicly traded oil and gas companies within
SIC Code 1311, consisting of 188 companies. The graph assumes that $100 was invested in each category on the last trading day of 1997 and that dividends, if any, were reinvested.

                             Stock Performance Graph
                                [GRAPHIC OMITTED]

Value of $100 Investment:

                                  1998  1999  2000  2001  2002
                                  ----  ----  ----  ----  ----
Comstock                          $ 26  $ 24  $124  $ 59  $ 78
Public Oil & Gas Producers          80    98   124   114   122
New York Stock Exchange            119   130   133   122    99

                                            By Order of the Board of Directors,

                                            /s/ ROLAND O. BURNS

                                            Roland O. Burns
                                            Secretary

Frisco, Texas
April 22, 2003

                                       12

                            COMSTOCK RESOURCES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 2003
                                   10:00 a.m.
                         at the Westin Stonebriar Resort

[GRAPHIC OMITTED]

                                Directions to the
                            Westin Stonebriar Resort
                                1549 Legacy Drive
                               Frisco, Texas 75034

FORM OF PROXY

         x        PLEASE MARK YOUR VOTES
                  AS IN THIS EXAMPLE

1. Election of two (2) Class C Directors (term expires in 2006)

                                                       NOMINEES:
____     FOR ALL NOMINEES                              __   Roland O. Burns
____     WITHHOLD AUTHORITY FOR ALL NOMINEES           __   David K. Lockett
____     FOR ALL EXCEPT
         (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
"FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: X

2. In their discretion on such other matters which may properly come before this meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDER SIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR BOTH NOMINEES IN PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

SIGNATURE(S)                                               DATE:
            ---------------------------------                     -------------
NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                            COMSTOCK RESOURCES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 2003

The undersigned hereby appoints M. Jay Allison and Roland O. Burns, and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual
Meeting of Stockholders of Comstock Resources, Inc. to be held Monday, May 19,
2003 at 10:00 a.m. and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

                         (To be Signed on Reverse Side.)